THIS DEED is made the 16th day of July 1997

BY A.L.O.T. TRUSTEE LIMITED, a limited liability company incorporated in Jersey whose registered office is situated at Pirouet House, Union Street, St. Helier, Jersey, Channel Islands (the "Trustee").

SUPPLEMENTAL to a settlement made between BG Services Limited and the Trustee (therein called "Agent Loyalty Opportunity Trust") dated 23 May 1997 (the "Settlement").

WHEREAS:

(1)   The Trustee is the present trustee of the Settlement.

(2) By clause 22.2 of the Settlement the Trustee has power from time to time by instrument in writing to revoke, alter or amend all or any of the provisions of the Rules.

(3) The Trustee is desirous of exercising the power referred to above in such manner as hereinafter appears.

(4) The Trustees have consented to the exercise of the Settlor's power as set out above and has evidenced such consent by signing as a party hereto.

(5) Where the context permits words and phrases used herein shall bear the same meaning as in the Settlement.

NOW THIS DEED WITNESSETH that in exercise of the power conferred upon them by Clause 22.2 of the Settlement the Trustee HEREBY DECLARES that the Rules and the Appendix thereto shall be deleted in their entirety and replaced with the Rules and Appendix contained in the Schedule hereto.

IN WITNESS WHEREOF this deed has been executed by the parties the day and year first above written.

            THE SCHEDULE TO THE DEED OF AMENDMENT DATED 16 JULY 1997

                                  SCHEDULE TWO

                        AGENT LOYALTY OPPORTUNITY TRUST

                                     RULES

These rules have been established pursuant to the Agent Loyalty Opportunity Trust established by Settlement dated 23 May 1997.

1.    Definitions

1.1. In this instrument wherever the context permits the following expressions shall have the meanings set against them:-

      "Account Value" shall mean the accumulated value as determined by the Life Company of all in force fixed and variable deferred annuity and life insurance policies issued by the Life Company and sold by an Award Holder.

      "Award" shall mean an award of Units made to a Sales Agent pursuant to an Award Agreement.

      "Award Agreement" shall mean the written agreement described in Rule 5.2 evidencing the making of an Award to a Sales Agent and containing the terms, conditions and restrictions pertaining to such Award.

      "Award Date" shall mean the date of the Award Agreement.

      "Award Holder" shall mean a Sales Agent to whom an Award has been made.

      "Award Price" shall meam the price of a Unit specified in the Award Agreement being a sum equivalent to the mid-market price of a Share on the Award Date or such other price as the Trustee shall determine.

      "Award Units" shall mean Units the subject of an Award.

      "Bonus" shall mean a cash bonus calculated and payable as provided in Rule 8.

      "Company" shall mean London Pacific Group Limited, a company incorporated with limited liability in Jersey, Channel Islands.

      "Exercise Notice" shall mean the written notice given by an Award Holder to exercise an Award as referred to in Rule 7.1 and described in Rule 7.2.

      "The Group" shall mean the Company and its subsidiaries.

      "The Life Company" shall mean London Pacific Life & Annuity Company, a North Carolina life assurance company.

      "Rules" unless the context clearly indicates otherwise shall mean a rule of the Trust as adopted by the Trustee and amended from time to time.

      "Sales Agent" shall mean any independent sales agent in the United States who is party to an Agency Agreement with the Life Company which remains in full force and effect for the sale of the Life Company's life and annuity products.

      "Settlement" shall mean the Settlement dated 23 May 1997 known as the Agent Loyalty Opportunity Trust.

      "Share" shall mean an Ordinary Share of 5c each in the Company, as traded on the London Stock Exchange.

      "Specified Percentage" shall mean the percentage set out in an Award Agreement required to determine whether an Award Holder's Award shall vest in accordance with Rule 6.2.

      "$" or "dollar" or "c" or "cent" refers to the legal tender of the United States of America.

      "Trust" shall mean the Agent Loyalty Opportunity Trust as it may be amended from time to time.

      "Trustee" shall mean the Trustee or Trustees for the time being of the Trust.

      "Unit" shall mean a unit representing the right granted to an Award Holder pursuant to an Award requiring that the Trustee pays that Award Holder a Bonus sum calculated in accordance with Rule 8 by reference to the value of a Share on the basis that one Unit shall be representative of the value of one Share;

      "Vesting Conditions" shall mean the conditions set out in the provisions of Rule 6; and

      "Year" shall mean calendar year

1.2   The single includes the plural and vice versa.

1.3 The masculine includes the feminine and vice versa and each includes neuter.

2.    Administration

2.1 The Trustee shall have full power and discretion, subject to the express provisions of these Rules:

      2.1.1 To determine from time to time to which Sales Agents Awards shall be made, the term of each Award, the Award Price, the time or times at which all or portions of an Award may be exercised and the number of Units the subject of an Award;

      2.1.2 To construe and interpret these Rules and Awards granted thereunder, and to amend and revoke the Rules. In the exercise of this power, the Trustee shall generally determine all questions of policy and interpretation that may arise, and may correct any defect, omission or inconsistency in these Rules or in any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make these Rules fully effective;

      2.1.3 To prescribe the terms and conditions of each Award, including without limitation the bonus provisions;

      2.1.4 Subject to applicable legal restrictions and the consent of the Award Holder affected, to amend any outstanding Award Agreement, including but without limitation the acceleration in whole or in part.

      2.1.5 Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

2.2 All decisions, interpretations and other actions of the Trustee shall be final and binding on all Award Holders. The Trustee shall not be liable for any action that it has taken or failed to take in good faith with respect to these Rules or any Award.

2.3 In the exercise of any power or discretion under these Rules the Trustee shall first have regard to any written recommendations which it shall receive from the Company or any committee of the Company.

3.    Eligibility

Awards may be granted to any Sales Agents.

4.    Awards subject to Rules

4.1   Restrictions

      No Award granted under the terms of these Rules shall be capable of being sold, transferred, pledged, encumbered or otherwise alienated or dealt with by an Award Holder.

4.2   No Rights as a Shareholder

      An Award Holder shall have no rights as a shareholder with respect to any Units the subject of an Award or in respect of Shares held by the Trustee at any time and without limitation of the generality of the foregoing. The Award Holder shall not be entitled to dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights with respect to any Units or Shares and the making of an Award shall not entitle the Award Holder to any rights in respect of any Units or Shares.

5.    Grant of Awards

5.1   General

      The Trustee may make Awards at any time and from time to time during the Trust Period of the Settlement. The Trustee shall specify the Award date (the "Award Date") or, if it fails to do so, the Award Date shall be the date of the action taken by the Trustee to make an Award.

5.2   Award Agreement

      As soon as practicable after making an Award, the Award Holder and the Trustee shall enter into a written Award Agreement substantially in the form of the Appendix hereto which specifies the Award Date, the Award Price, the number of Award Units, the Vesting Conditions, the Vesting Schedule and the other terms and conditions of the Award.

5.3   Award Term

      An Award which has not been exercised seven years after the Award Date shall be forfeited on the seventh anniversary of the Award Date and shall have no further effect.

6.    Vesting Conditions

6.1 No Award Holder shall be entitled to exercise his rights under an Award Agreement unless and until the Vesting Conditions applicable to an Award have been satisfied. In order to determine whether the Vesting Conditions have been satisfied in respect of any year as soon as practicable after 1 January of each year the Life Company shall notify the Trustee in writing of:-

      (a) the Account Value for each Award Holder which shall be calculated as at 31 December (the "Calculation Date") of the immediately preceding year (the "Ending Value")

      (b) the Account Value for each Award Holder calculated as at 31 December of the year prior to the immediately preceding year (the "Beginning Value").

6.2   Vesting Hurdle

      Subject to the provision of this Rule 6 that proportion of an Award Holder's Award as determined by reference to the Vesting Schedule as defined in Rule 6.3 hereof shall vest and his right under the Award become exercisable from the next following Vesting Date otherwise on and subject to the terms of the Award Agreement if his Ending Value exceeds the Specified Percentage of his Beginning Value in respect of the same year.

6.3   Vesting Schedule

      Each Award Agreement shall specify in a "Vesting Schedule " a date or dates on which, subject to satisfaction of the Vesting Conditions relevant for that year, all or a proportion of that Award Holder's Award Units shall become capable of being exercised.

6.4   Vesting Date

      The proportion of the Award Holders' Award for any year determined by reference to the Vesting Schedule shall vest and be capable of being exercised subject to fulfilment of the provisions of this Rule 6 on 1 March in the year following the Calculation Date, and such date shall be known as the Vesting Date.

6.5   Failure to Vest

      In the event that an Award Holder does not meet the Vesting Conditions contained in this Rule in respect of any year then the proportion of that Award Holders' Award determined by reference to the Vesting Schedule for that year shall not vest and become exercisable in that year and shall be forfeited and of no further effect.

6.6   Notification of Vesting

      The Trustee shall be under no obligation to notify an Award Holder whose Award has vested in accordance with this Rule but an Award Holder may enquire as to whether or not his Award has vested by application to Chief Marketing Officer, London Pacific Life & Annuity Company, 1755 Creekside Oaks Drive, Sacramento, California 95833.

7.    Exercise of an Award following Vesting

7.1 Subject to the provisions of these Rules an Award Holder may exercise his Award at any time in whole or in part by giving an Exercise Notice signed by the Award Holder in accordance with the provisions of Rule 7.2.

7.2 The Exercise Notice shall be addressed to Chief Marketing Officer, London Pacific Life & Annuity Company, 1755 Creekside Oaks Drive, Sacramento, California 95833 and notice of exercise shall only be effective upon receipt of the Exercise Notice. The Award Holder shall specify the number of Award Units the subject of the exercise and details of how payment of Bonus should be made including where relevant, payment details for wire transfers to an Award Holder's bank account.

7.3 Notwithstanding any other provision of these Rules no Award shall be capable of being exercised during any period or periods when the Company or its Directors or either of them are unable to deal in Shares as a result of the provisions of the Listing Rules of the London Stock Exchange. Any such period or periods shall be known as a "Closed Period". The Trustee, the Life Company and the Company shall be under no obligation to inform Award Holders of the time or existence of a Closed Period, but it shall be the responsibility of the Award Holder to establish whether or not a Closed Period is operating before exercising any rights under an Award.

8.    Payment of Bonus following Exercise

8.1 In respect of an Award which has vested, the Trustee shall upon receipt of a duly completed Exercise Notice by the Life Company calculate the Bonus payable to the Award Holder by reference to the following formula:-

      B  =  (EP-AP) x U

      Where B     = the Bonus payable;

            EP = a sum equal to the average closing middle market price of a Share on the London Stock Exchange for the five business days following receipt of the Exercise translated into dollars by reference to an appropriate dollar / pound sterling exchange rate which shall be determined by the Life Company and notified to the Trustee less 1% of such price representing dealing costs involved in the Trustee selling Shares to realise an amount equal to the Bonus;

            AP    = the Award Price; and

            U = the total number of Units in respect of which the Award is being exercised

The Bonus shall be paid by cheque or wire transfer to the Award Holder within 30 days of the receipt by the Life Company of the Exercise Notice.

8.2 Any payment of any Bonus to an Award Holder shall be made net of any tax, duty or other amounts which the Trustee, the Life Company or the Company shall be obliged or entitled to deduct therefrom. The Trustee shall have power to withhold all or any part of an Award Holder's Bonus to meet any obligations of the Award Holder due to the Trustee, the Life Company, the Company or otherwise.

9.    Termination of an Award Holder's Agency Agreement

9.1 If the Trustee receives written notification (the "Notice of Termination") from the Life Company that, for any reason including death or permanent and total disability, an Award Holder's Agency Agreement has terminated, the Award Units held at the date of termination for that Award Holder but not vested in accordance with Rule 6 shall be forfeited and the Award Agreement shall have no further effect.

9.2 The Trustee shall be entitled to rely on the Notice of Termination and shall not be obliged to make any further investigations or enquiries in order to verify the authenticity of the Notice of Termination.

9.3 The Trustee shall not be liable for any action it may take or fails to take following receipt of Notice of Termination from the Company or otherwise.

10    Modification, Extension and Renewal of Awards

Within the limitations of these Rules, the Trustee may modify, extend or renew outstanding Awards or may accept the cancellation thereof (to the extent not previously exercised) for the making of new Awards in substitution therefore. Notwithstanding the foregoing, no modification shall, without the consent of the Award Holder, alter or impair his rights or obligations under an Award.

11.   No Rights in respect of Agency Agreement

Neither these Rules nor any Award made hereunder shall confer upon any Award Holder any right as against the Life Company other than the rights determined by the terms of the Agency Agreement nor shall the existence of an Award interfere in any way with the Life Company's rights to terminate the Agency Agreement of any Award Holder in accordance with its terms.

12.   Duration and Amendments

      12.1 Duration

      These Rules shall become effective on the date of execution of the Settlement and terminate automatically on expiration of the Trust Period under the Settlement.

      12.2 Amendment; Termination

      The Trustee may amend, suspend or terminate these Rules at any time and for any reason.

      12.3 Effect of Amendment or Termination

      No Award shall be made to an Award Holder under these Rules after the termination hereof, except pursuant to an Award made before termination. Termination or amendment of these Rules shall not affect any Award previously made or any Award previously made under these Rules.

13.   Proper Law

These Rules and all Award Agreements entered into pursuant to it shall be governed by and construed in accordance with the laws of the Island of Jersey.

                        AGENT LOYALTY OPPORTUNITY TRUST

                                AWARD AGREEMENT

THIS AGREEMENT is made on the day set out in the First Schedule hereto.

BETWEEN

(1) A.L.O.T. Trustee Limited as Trustee (the "Trustees") of the Agent Loyalty Opportunity Trust (the "Trust"); and

(2)   The Sales Agent whose name appears below.

WHEREAS

The Trustee has resolved to award to the Sales Agent the number of Award Units specified in the First Schedule to this agreement and the Sales Agent accepts the said Award Units upon and subject to the terms of this agreement.

NOW IT IS HEREBY AGREED as follows:-

(1) Words and expressions used in this Award Agreement shall where context permits bear the same meaning as in the Agent Loyalty Opportunity Trust Rules (the "Rules") a copy of which are set out in the Second Schedule hereto.

(2) The Rules are hereby incorporated into this agreement and the Sales Agent agrees to be bound thereby.

(3) In consideration of the Sales Agent continuing to be a Sales Agent the Trustees hereby awards to the Sales Agent the Award Units specified in the First Schedule hereto.

(4) Provided that in any year the Vesting Conditions described in the Rules are satisfied that proportion of the Sales Agent's Award Units for that year as determined by reference to the Vesting Schedule contained in the First Schedule hereto shall vest on the Vesting Date and be exercisable.

(5) None of the Sales Agent's Award Units shall be capable of vesting before the Earliest Vesting Date as defined in the First Schedule hereto.

(6) If in any year the Vesting Conditions are not satisfied by the Sales Agent then the relevant proportion of the Sales Agent's Award Units which would otherwise have vested for that year will be forfeited and no further effect.

(7) Provided the Vesting Conditions as described in the Rules and where relevant more particularly defined in the First Schedule hereto have been satisfied in relation to this Award the Trustee agrees that at such time as they shall receive an Exercise Notice from the Sales Agent in respect of vested Award Units they shall pay to the Sales Agent a Bonus in such amount and on such terms and at such time as shall be determined in accordance with the provisions of the Rules.

(8) All vested Award Units which are not exercised by the Sales Agent by the Termination Date as defined in the First Schedule hereto shall be forfeited and of no further effect.

(9) This agreement shall be governed by and construed in accordance with the laws of the Island of Jersey and the Sales Agent hereto irrevocably submits to the non-exclusive jurisdiction of the said Island of Jersey.

IN WITNESS WHEREOF

The parties hereto have caused this agreement to be executed as of the date set out below.

The common seal of
A.L.O.T. TRUSTEE LIMITED
was hereby affixed in the presence of:-



.. . . . . . . . . . . . . . . . . .       . . . . . . . . . . . . . . .
DIRECTOR                                  DIRECTOR/SECRETARY




.. . . . . . . . . . . . . . . . . . . .
SALES AGENT SIGNATURE



.. . . . . . . . . . . . . . . . . . . .
SALES AGENT NAME



.. . . . . . . . . . . . . . . . . . .
WITNESS NAME

AGENT LOYALTY OPPORTUNITY TRUST

AWARD AGREEMENT FIRST SCHEDULE

Award Date              ........................................................


Award Price             US$.....................................................


Number of Units Awarded ........................................................


Earliest Vesting Date   ........................................................


Termination Date        ........................................................


Vesting Schedule

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
THE COMMON SEAL of
A.L.O.T. TRUSTEE LIMITED
was hereunto affixed
in the presence of:-


/s/ R J PIROUET
Director

/s/ R W GREEN
Director